                                                  REGISTRATION NO. 33-
================================================================================
                    SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON, D. C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               JOHNSON & JOHNSON
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                                   NEW JERSEY
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                   22-1024240
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                          ONE JOHNSON & JOHNSON PLAZA
                        NEW BRUNSWICK, NEW JERSEY 08933
                  (ADDRESS OF PRINCIPAL OFFICES AND ZIP CODE)

                            ------------------------

                    JOHNSON & JOHNSON 1995 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                            ------------------------

                            PETER S. GALLOWAY, ESQ.
                          ONE JOHNSON & JOHNSON PLAZA
                           New Brunswick, N. J. 08933
                                 (908) 524-2455
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

         Approximate date of commencement of proposed public offering:

 Sales are expected to take place from time to time after the effective date of the Registration Statement

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                                    PROPOSED           PROPOSED
                                                    MAXIMUM            MAXIMUM
    TITLE OF SECURITIES         AMOUNT TO BE     OFFERING PRICE       AGGREGATE          AMOUNT OF
      TO BE REGISTERED           REGISTERED       PER SHARE(1)    OFFERING PRICE(1)   REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------
Johnson & Johnson Common
  Stock (par value $1.00
  per share)................  28,000,000 shares     $63.813        $1,786,764,000        $616,126
=====================================================================================================

(1) Computed per average of the high ($64.00) and low ($63.625) prices of April 25, 1995 based on composite trading data published in the Wall Street Journal. For purposes of calculating the registration fee only.

                            ------------------------

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS OR OTHER DOCUMENTS CONTAINING THE INFORMATION SPECIFIED IN PART I OF FORM S-8 WITH RESPECT TO THE SECURITIES COVERED BY THIS REGISTRATION STATEMENT ARE TO BE USED IN CONNECTION WITH SECURITIES PREVIOUSLY REGISTERED ON FORM S-8 UNDER REGISTRATION NOS. 2-67443, 33-7634, AND 33-40295 AND POST-EFFECTIVE AMENDMENTS THERETO.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference.

     (a) Annual Report on Form 10-K for the fiscal year ended January 1, 1995.

     (b) Not applicable.

     (c) The description of the Registrant's Common Stock set forth in Registrant's Registration Statements filed pursuant to Section 12 of the Exchange Act of 1934 (the "Exchange Act") and any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the issuance of the Common Stock being registered hereby has been passed upon for the Registrant by George S. Frazza, Esq., Vice President and General Counsel of the Registrant. Mr. Frazza is paid a salary by the Registrant, is a participant in various employee benefit plans offered to employees of the Registrant generally, and owns and has options to purchase shares of Common Stock of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The New Jersey Business Corporation Act (the "NJBCA") provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

     The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

     The Registrant's Restated Certificate of Incorporation provides that, to the full extent that the laws of the State of New Jersey permit the limitation or elimination of the liability of directors and officers, no director or officer of the Registrant shall be personally liable to the Registrant or its stockholders for damages for breach of any duty owed to the Registrant or its stockholders.

     The By-laws of the Registrant provide that the full extent permitted by the laws of the State of New Jersey, the Registrant shall indemnify any person (an "Indemnitee") who was or is involved in any manner

(including, without limitation, as a party or witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Registrant to procure a judgment in its favor) (a "Proceeding"), or who is threatened with being so involved, by reason of the fact that he or she is or was a director or officer of the Registrant or, while serving as a director or officer of the Registrant, is or was at the request of the Registrant also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding, provided that, there shall be no indemnification hereunder with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Registrant has given its prior consent to such settlement or disposition. The right of indemnification created by the By-laws shall be a contract right enforceable by an Indemnitee against the Registrant, and it shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled. These provisions of the By-laws shall inure to the benefit of the heirs and legal representatives of an Indemnitee and shall be applicable to Proceedings commenced or continuing after the adoption of the By-laws, whether arising from acts or omissions occurring before or after such adoption. No amendment, alteration, change, addition or repeal of or to the By-laws shall deprive an Indemnitee of any rights under the By-laws with respect to any act or omission of such Indemnitee occurring prior to such amendment, alteration, change, addition or repeal.

     The Registrant enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the Registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the NJBCA, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the Registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending, or completed claim, action, suit, or proceeding by reason of the fact that they were, are, shall be, or shall have been a director or officer of the Registrant, or are or were serving, shall serve, or shall have served, at the request of the Registrant, as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

        4.1  --  Restated Certificate of Incorporation of the Registrant (incorporated by reference to Registrant's Form 10-K Annual Report for the year ended January
                 3, 1993).
        4.2  --  By-laws of Registrant (incorporated by reference to Registrant's Form 10-K
                 Annual Report for the year ended January 3, 1993).
        4.3  --  Certificate of Amendment to the Restated Certificate of Incorporation of the
                 Registrant dated April 23, 1992 (incorporated by reference to Registrant's
                 Form 10-K Annual Report for the year ended January 3, 1993).
        4.4  --  Johnson & Johnson 1995 Stock Option Plan.
        5.   --  Opinion of George S. Frazza, Esq.
       23.1  --  Consent of Coopers & Lybrand L.L.P.
       23.2  --  Consent of George S. Frazza (included in Exhibit 5).
       24.   --  Power of Attorney (included on the signature pages to this Registration
                 Statement).

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the
                  Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(i) and (a) (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof.

     (c) To remove from registration by means of post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

     (d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
        Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brunswick and State of New Jersey, on the 2nd day of May, 1995.

                                          JOHNSON & JOHNSON

                                          BY /S/ R. S. LARSEN
                                          --------------------------------------
                                          (R. S. Larsen, Chairman, Board of
                                          Directors and Chief Executive Officer)

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints G. S. Frazza and Peter S. Galloway, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may all fully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been duly signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                   TITLE                     DATE
- ----------------------------------------------  ---------------------------------  ---------------
              /s/ R. S. LARSEN                  Chairman, Board of Directors        April 26, 1995
- ----------------------------------------------  and Chief Executive Officer
               (R. S. LARSEN)                   and Director (Principal
                                                Executive Officer)

             /s/ C. H. JOHNSON                  Vice President, Finance and         April 26, 1995
- ----------------------------------------------  Director (Principal Financial
              (C. H. JOHNSON)                   Officer)

             /s/ J. H. HEISEN                   Controller                          April 28, 1995
- ----------------------------------------------
              (J. H. HEISEN)

             /s/ J. W. BLACK                    Director                            April 27, 1995
- ----------------------------------------------
              (J. W. BLACK)

            /s/ G. N. BURROW                    Director                            April 27, 1995
- ----------------------------------------------
             (G. N. BURROW)

            /s/ J. G. COONEY                    Director                            April 27, 1995
- ----------------------------------------------
             (J. G. COONEY)

             /s/ P. M. HAWLEY                   Director                            April 27, 1995
- ----------------------------------------------
              (P. M. HAWLEY)

             /s/ A. D. JORDAN                   Director                            April 27, 1995
- ----------------------------------------------
              (A. D. JORDAN)

              /s/ A. G. LANGBO                  Director                            April 27, 1995
- ----------------------------------------------
               (A. G. LANGBO)

               /s/ J. S. MAYO                   Director                            April 27, 1995
- ----------------------------------------------
                (J. S. MAYO)

             /s/ T. S. MURPHY                   Director                            April 18, 1995
- ----------------------------------------------
              (T. S. MURPHY)

              /s/ P. J. RIZZO                   Director                            April 27, 1995
- ----------------------------------------------
               (P. J. RIZZO)

              /s/ M. F. SINGER                  Director                            April 27, 1995
- ----------------------------------------------
               (M. F. SINGER)

               /s/ R. B. SMITH                  Director                            April 27, 1995
- ----------------------------------------------
                (R. B. SMITH)

              /s/ R. N. WILSON                  Director                            April 27, 1995
- ----------------------------------------------
                (R. N. WILSON)

                                 EXHIBIT INDEX

 EXHIBIT NO.
- -------------
      4.1  -- Restated Certificate of Incorporation of the Registrant (incorporated by reference to Registrant's Form 10-K Annual Report for the year ended January 3,
              1993).
      4.2  -- By-Laws of Registrant (incorporated by reference to Registrant's Form 10-K
              Annual Report for the year ended January 3, 1993).
      4.3  -- Certificate of Amendment to the Restated Certificate of Incorporation of the
              Registrant dated April 23, 1992 (incorporated by reference to Registrant's Form
              10-K Annual Report for the year ended January 3, 1993).
      4.4  -- Johnson & Johnson 1995 Stock Option Plan.
      5.   -- Opinion of George S. Frazza, Esq.
     23.1  -- Consent of Coopers & Lybrand L.L.P.
     23.2  -- Consent of George S. Frazza (included in Exhibit 5).
     24.   -- Power of Attorney (included on the signature pages to this Registration
              Statement).